EXHIBIT 5.1

Phillips Nizer LLP
666 Fifth Avenue, 28th Floor
New York, NY 10103-0084

September 14, 2010

SignPath Pharma Inc.
1375 California Road
Quakertown, PA 18951

Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to SignPath Pharma Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance and sale of up to 6,161,448 shares of the Company’s common stock, $.001 par value per share (the “Shares” or “Common Stock”) pursuant to the Company’s Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof to reflect an aggregate of 6,161,448 Shares as being registered.

The Shares being registered under the Registration Statement consist of: (i) 2,326,974 Shares issuable upon exercise of Class A Warrants (“Warrant Shares”); (ii) 2,326,974 Shares issuable upon conversion of Series A Preferred Stock (the “Preferred Shares); and (iii) 1,507,500 Shares (the “Outstanding Shares”)currently issued and outstanding.

This opinion letter (the “Opinion Letter”) is being rendered in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed thereto in the Registration Statement.

In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction as true, correct and complete, of such agreements, instruments, documents and records in each case as we have deemed necessary or appropriate for the purposes of expressing the opinions set forth in this Opinion Letter. We have examined the following (collectively, the “Documents”):

(a) The Company’s Certificate of Incorporation, filed as Exhibit 3.1 to the Company’s registration statement on Form S-1 (No. 333-158474), declared effective by the Commission on August 10, 2009 (the “IPO Registration Statement”);

(b) The Company’s By-Laws, filed as Exhibit 3.3 to the Company’s IPO Registration Statement;

(c) The Company’s Specimen Certificate for the Common Stock filled as Exhibit 4.1 to the Company’s IPO Registration Statement;

(d) The Company’s Form of Class A Common Stock Purchase Warrant, filed as Exhibit 4.2 to the Company’s IPO Registration Statement;

(e) The Company’s corporate minutes books or other records pertaining to the proceedings of the stockholders and directors of the Company; and

(f) The Company’s stock and warrant transfer ledger and record.

The opinions expressed herein are based upon (i) our review of the Documents, (ii) discussions with Dr. Lawrence Helson, the Chief Executive Officer of the Company, with respect to the Documents, (iii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iv) such review of public sources of law as we have deemed necessary.

The opinions expressed herein are limited to the laws of the State of New York, the general corporate laws of the State of Delaware, and Federal law of the United States of America, including the statutory provisions, and all applicable provisions of the New York Constitution, the Delaware Constitution, and the reported judicial decisions interpreting those laws and to Federal law of the United States of America currently in effect.

Based upon and subject to the foregoing, we are of the opinion that:
1.     The Outstanding Shares have been duly authorized and are lawfully and validly issued, fully paid, and non-assessable.

2.     The Warrant Shares have been duly authorized, and upon the exercise and payment of the Warrants as described in the Registration Statement, will be lawfully and validly issued, fully paid, and non-assessable.

3.      The Preferred Shares have been duly and validly authorized and, when issued in accordance with the terms of the Certificate of Designation (filed as Exhibit 3.2 to the IPO Registration Statement, will be lawfully and validly issued, fully paid, and non-assessable.

We consent to the filing of this Opinion Letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus which is part of the Registration Statement.

In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

The opinions expressed herein are rendered as of the date hereof, and we disclaim any undertaking to advise you hereafter of developments hereafter occurring or coming to our attention, whether or not the same would (if now existing or known to us) require any change or modification herein.

The opinions expressed in this Opinion Letter are limited solely to the matters expressly set forth above. No other opinions are intended, nor should any other opinion be inferred herefrom.

Very truly yours,

PHILLIPS NIZER LLP

/s/ Elliot H. Lutzker
Elliot H. Lutzker, Partner